Amended and Restated Schedule A to the
Investment Advisory Agreement between Registrant and FIMCO

SCHEDULE A

FIRST INVESTORS EQUITY FUNDS

With respect to Total Return Fund, Select Growth Fund, Growth & Income Fund, Opportunity Fund and Value Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Global Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $600 million In excess of $600 million to $1 billion	0.95% 0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to International Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.98%
In excess of $300 million to $600 million	0.95%
In excess of $600 million to $1 billion	0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

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With respect to Special Situations Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $200 million	1.00%
In excess of $200 million to $500 million	0.75%
In excess of $500 million to $750 million	0.72%
In excess of $750 million to $1 billion	0.69%
In excess of $1 billion to $1.5 billion	0.66%
Over $1.5 billion	0.64%

FIRST INVESTORS INCOME FUNDS

With respect to Cash Management Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.50% of its average daily net assets.

With respect to Government Fund and Investment Grade Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.66%
In excess of $500 million to $1 billion	0.64%
In excess of $1 billion to $1.5 billion	0.62%
Over $1.5 billion	0.60%

With respect to Fund For Income and International Opportunities Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

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FIRST INVESTORS TAX EXEMPT FUNDS

With respect to Tax Exempt Fund, Tax Exempt Fund II, California Tax Exempt Fund, Connecticut Tax Exempt Fund, Massachusetts Tax Exempt Fund, Michigan Tax Exempt Fund, Minnesota Tax Exempt Fund, New Jersey Tax Exempt Fund, New York Tax Exempt Fund, North Carolina Tax Exempt Fund, Ohio Tax Exempt Fund, Oregon Tax Exempt Fund, Pennsylvania Tax Exempt Fund and Virginia Tax Exempt Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.60%
In excess of $500 million to $1.0 billion	0.58%
In excess of $1.0 billion to $1.5 billion	0.56%
Over $1.5 billion	0.54%

FIRST INVESTORS LIFE SERIES FUNDS

With respect to Cash Management Fund, Discovery Fund, Select Growth Fund, Government Fund, Growth & Income Fund, High Yield Fund, International Fund, International Opportunities Bond Fund, Investment Grade Fund, Target Maturity 2015 Fund and Value Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

Schedule updated: May 17, 2012

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